Execution Version NOTE PURCHASE AGREEMENT AMENDMENT NO. 5 This NOTE PURCHASE AGREEMENT AMENDMENT NO. 5 (this “Agreement”), is dated as of September 30, 2026, by and among DENTSPLY SIRONA INC. (f/k/a DENTSPLY International Inc.), a Delaware corporation (the “Company”) and each of the holders of Notes (as defined below) whose names appear on the signature pages hereto (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of December 11, 2015 (as amended by that certain Note Purchase Agreement Amendment and Consent, dated August 26, 2022, as further amended by that certain Note Purchase Agreement Amendment No. 2 and Consent, dated November 5, 2022, as further amended by that certain Note Purchase Agreement Amendment No. 3, dated June 3, 2025, as further amended by that certain Note Purchase Agreement Amendment No. 4, dated December 24, 2025, and as may be further amended or otherwise modified, the “Note Purchase Agreement”), by and between the Company and the holders of Notes. RECITALS: A. Pursuant to the Note Purchase Agreement, the Company issued and sold to the holders of Notes (i) CHF25,000,000 aggregate principal amount of the Company’s 0.86% Series A Senior Notes due December 11, 2025 (the “Series A Notes”), (ii) €30,000,000 aggregate principal amount of the Company’s 2.05% Series B Senior Notes due December 11, 2025 (the “Series B Notes”), (iii) €67,000,000 aggregate principal amount of the Company’s 2.05% Series C Senior Notes due December 11, 2025 (the “Series C Notes”), (iv) CHF7,500,000 aggregate principal amount of the Company’s 1.02% Series D Senior Notes due December 11, 2027 (the “Series D Notes”), (v) €15,000,000 aggregate principal amount of the Company’s 2.24% Series E Senior Notes due December 11, 2027 (the “Series E Notes”), (vi) €11,000,000 aggregate principal amount of the Company’s 2.05% Series F Senior Notes due February 19, 2026 (the “Series F Notes”), (vii) €15,000,000 aggregate principal amount of the Company’s 2.05% Series G Senior Notes due February 19, 2026 (the “Series G Notes”), (viii) €45,000,000 aggregate principal amount of the Company’s 2.45% Series H Senior Notes due February 19, 2031 (the “Series H Notes”), (ix) CHF58,000,000 aggregate principal amount of the Company’s 1.01% Series I Senior Notes due August 15, 2026 (the “Series I Notes”), (x) €40,000,000 aggregate principal amount of the Company’s 2.25% Series J Senior Notes due August 15, 2026 (the “Series J Notes”), (xi) €66,000,000 aggregate principal amount of the Company’s 2.25% Series K Senior Notes due August 15, 2026 (the “Series K Notes”), (xii) CHF140,000,000 aggregate principal amount of the Company’s 1.17% Series L Senior Notes due August 15, 2028 (the “Series L Notes”) and (xiii) CHF65,000,000 aggregate principal amount of the Company’s 1.33% Series M Senior Notes due August 15, 2031 (the “Series M Notes”, and together with the Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series I Notes, Series J Notes, Series K Notes and Series L Notes, collectively, the “Notes”). B. The Company has requested that the Noteholders make certain amendments to the Note Purchase Agreement. C. The Noteholders are willing to make such amendments to the Note Purchase Agreement on the terms, and subject to the conditions, set forth herein. AGREEMENT: NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders agree as follows: 1. DEFINITIONS.

2 Capitalized terms used herein (including the recitals) and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement. 2. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT. Subject to and on the terms and conditions set forth in Section 4 of this Agreement, the parties hereto agree that the Note Purchase Agreement, including Schedule B (Defined Terms) but not the other Schedules and Exhibits thereto, is hereby amended as follows (such amendments, collectively, the “Amendments”): to (i) delete the red or green stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (ii) add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Note Purchase Agreement attached as Annex A hereto and made a part hereof for all purposes. 3. REPRESENTATIONS AND WARRANTIES. To induce the Noteholders to enter into this Agreement, the Company represents and warrants to each of the Noteholders that: (a) This Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) No event or condition exists that constitutes a Default or Event of Default. (c) Since December 31, 2025 there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect. (d) No fee or other consideration is being paid to any lender or agent under any Principal Credit Facility in connection with any similar consent or amendment, other than (i) legal counsel fees and expenses, (ii) an upfront fee for each lender of an amount not to exceed 0.10% of the aggregate commitments of such lender in consideration of its agreement to the Revolver Amendment (as defined below) and (iii) an amendment fee for each holder of notes in consideration of its agreement to the applicable 2016 NPA Amendment or 2019 NPA Amendment (as such terms are defined below). 4. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS. This Agreement shall become effective as of the date first written above upon satisfaction of the following conditions: (a) this Agreement shall have been executed by the Company and the Required Holders; (b) the representations and warranties of the Company contained in this Agreement shall be true and correct; (c) each Noteholder shall have received an amendment fee of 0.25% (25 bps) of the principal amount of Notes held by such Noteholder, in the currency in which such Note is denominated, which fee shall be fully earned, and shall have been paid, on the date hereof; provided, at the election of any holder of a Swapped Note that shall have provided wire instructions to the Company for Dollar payments, such fee shall be paid in Dollars on the Fee Payment Notional Amount with respect to such Swapped Note; for

3 purposes of the foregoing, “Fee Payment Notional Amount” means, with respect to any Swapped Note, an amount equal to the payments in Dollars that would be due to the holder of such Swapped Note under the terms of the Swap Note Agreement to which such holder is a party, attributable to and in exchange for the aggregate principal amount of such Swapped Note assuming that such principal amount is paid on the date hereof; (d) the Note Purchase Agreement Amendment No. 5 (the “2019 NPA Amendment”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of June 24, 2019 by and between the Company and the holders of the notes issued thereunder), and such 2019 NPA Amendment shall become concurrently in full force and effect with this Agreement, the 2016 NPA Amendment (as defined below) and the Revolver Amendment (as defined below), in form and substance satisfactory to the Required Holders; (e) the Note Purchase Agreement Amendment No. 5 (the “2016 NPA Amendment”) shall have been executed by the Company, Dentsply Dental B.V., as successor by merger to Sirona Dental Services GmbH, and the Required Holders (under and as defined in that certain Note Purchase and Guarantee Agreement dated as of October 27, 2016 by and among the Company, Sirona Dental Services and the holders of the notes issued thereunder), and such 2016 NPA Amendment shall become concurrently in full force and effect with this Agreement, the 2019 NPA Amendment and the Revolver Amendment, in form and substance satisfactory to the Required Holders; and (f) the Third Amendment to Credit Agreement (the “Revolver Amendment”) shall have been executed by the Company and JPMorgan Chase Bank, N.A. (under and as defined in that certain Credit Agreement, dated as of May 12, 2023 by and among, among others the Company and the lenders party thereto), and such Revolver Amendment shall become concurrently in full force and effect with this Agreement, the 2016 NPA Amendment and the 2019 NPA Amendment, in form and substance satisfactory to the Required Holders. 5. MISCELLANEOUS. (a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. (b) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and such other documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company and the Noteholders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

4 Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to this Agreement or any such document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days after such request). (c) Costs and Expenses. Whether or not this Agreement becomes effective, the Company confirms its obligations under Section 15.1 of the Note Purchase Agreement and agrees that it will pay all costs and expenses of the Noteholders relating to this Agreement. (d) Amendments in Writing. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by a writing signed by the Company and the Required Holders. [Remainder of page intentionally left blank. Signature pages follow.]

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof. COMPANY: DENTSPLY SIRONA INC. By /s/ Daniel Workinger Name: Daniel Workinger Title: Authorized Signatory

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] NOTEHOLDERS: METROPOLITAN LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager METROPOLITAN TOWER LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager BRIGHTHOUSE LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager By: /s/ Thomas Ho Name: Thomas Ho Title: Authorized Signatory PENSIONSKASSE DES BUNDES PUBLICA By: MetLife Investment Management Limited, as Investment Manager By: /s/ Aurelie Hariton-Fardad Name: Aurelie Hariton-Fardad Title: Authorised Signatory

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Baring International Investment Limited, its Investment Manager By: /s/ Martin Rietsch Name: MARTIN RIETSCH Title: Managing Director, Authorised Signatory C.M. LIFE INSURANCE COMPANY By: Baring International Investment Limited as Investment Manager By: /s/ Martin Rietsch Name: MARTIN RIETSCH Title: Managing Director, Authorised Signatory

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: Nomura Investment Management Advisers, a series of Nomura Investment Management Business Trust, Attorney in Fact By: /s/ Tom Routhier Name: Tom Routhier Title: Executive Director

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] UNITED OF OMAHA LIFE INSURANCE COMPANY By: /s/ Sarah Biermann Name: Sarah Biermann Title: Director Corporate Credit

[Amendment No. 5 to Dentsply 2015 Note Purchase Agreement] EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA F/K/A GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY By: /s/ Yvette Dennis Name: Yvette Dennis Title: Authorized Signatory

ANNEX A Amended Note Purchase Agreement (see attached)

Conformed through Amendment No. 45 dated December 24, 2025September 30, 2026 DB1/ 174560613.2174636811.6 DENTSPLY INTERNATIONAL INC. CHF25,000,000 0.86% Series A Senior Notes due December 11, 2025 €30,000,000 2.05% Series B Senior Notes due December 11, 2025 €67,000,000 2.05% Series C Senior Notes due December 11, 2025 CHF7,500,000 1.02% Series D Senior Notes due December 11, 2027 €15,000,000 2.24% Series E Senior Notes due December 11, 2027 €11,000,000 2.05% Series F Senior Notes due February 19, 2026 €15,000,000 2.05% Series G Senior Notes due February 19, 2026 €45,000,000 2.45% Series H Senior Notes due February 19, 2031 CHF58,000,000 1.01% Series I Senior Notes due August 15, 2026 €40,000,000 2.25% Series J Senior Notes due August 15, 2026 €66,000,000 2.25% Series K Senior Notes due August 15, 2026 CHF140,000,000 1.17% Series L Senior Notes due August 15, 2028 CHF65,000,000 1.33% Series M Senior Notes due August 15, 2031 ________________ NOTE PURCHASE AGREEMENT ________________ DATED AS OF DECEMBER 11, 2015

TABLE OF CONTENTS Page i DB1/ 174560613.2174636811.6 1. AUTHORIZATION OF NOTES. THE COMPANY WILL AUTHORIZE THE ISSUE AND SALE OF THE FOLLOWING SENIOR NOTES:; BIG AND LEVERAGE STEP-UP 1 1.1. The Senior Notes. 2 1.2. Interest Rate; BIG Fee. 2 1.3. Leverage-Based Incremental Step-Up. 2 1.4. Limitations on Step-Ups; Calculation of Make-Whole Amount. 2 2. SALE AND PURCHASE OF NOTES. 3 3. CLOSING. 3 3.1. First Closing. 3 3.2. Second Closing. 4 3.3. Third Closing. 4 4. CONDITIONS TO CLOSING. 5 4.1. Representations and Warranties. 5 4.2. Performance; No Default. 6 4.3. Compliance Certificates. 6 4.4. Opinions of Counsel. 6 4.5. Purchase Permitted By Applicable Law, Etc. 6 4.6. Sale of Other Notes. 7 4.7. Payment of Special Counsel Fees. 7 4.8. Private Placement Number. 7 4.9. Changes in Corporate Structure. 7 4.10. Credit Agreement Amendment. 7 4.11. Funding Instructions. 7 4.12. Proceedings and Documents. 7 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. 8 5.1. Organization; Power and Authority. 8 5.2. Authorization, Etc. 8 5.3. Disclosure. 8 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. 9 5.5. Financial Statements. 9 5.6. Compliance with Laws, Other Instruments, Etc. 10 5.7. Governmental Authorizations, Etc. 10 5.8. Litigation; Observance of Agreements, Statutes and Orders. 10 5.9. Taxes. 11 5.10. Title to Property; Leases. 11 5.11. Licenses, Permits, Etc. 11 5.12. Compliance with ERISA. 12 5.13. Private Offering by the Company. 13

DB1/ 174560613.2174636811.6 TABLE OF CONTENTS (continued) Page ii 5.14. Use of Proceeds; Margin Regulations. 13 5.15. Existing Debt; Future Liens. 13 5.16. Foreign Assets Control Regulations, Etc. 14 5.17. Status under Certain Statutes. 16 5.18. Environmental Matters. 16 5.19. Notes Rank Pari Passu. 16 6. REPRESENTATIONS OF THE PURCHASER. 17 6.1. Purchase for Investment. 17 6.2. Accredited Investor. 17 6.3. Source of Funds. 17 7. INFORMATION AS TO COMPANY. 19 7.1. Financial and Business Information. 19 7.2. Officer’s Certificate. 21 7.3. Visitation. 22 7.4. Electronic Delivery. 22 7.5. Noteholder Calls. 23 7.6. Additional Reporting 23 8. PAYMENT OF THE NOTES. 23 8.1. Required Prepayments. 23 8.2. Optional Prepayments with Make-Whole Amount. 23 8.3. Prepayment of Notes Upon Change of Control. 24 8.4. Prepayment of Notes Upon Sale of Assets. 25 8.5. Allocation of Partial Prepayments. 25 8.6. Maturity; Surrender, Etc. 26 8.7. Purchase of Notes. 26 8.8. Prepayment in Connection with a Noteholder Sanctions Event. 26 8.9. Make-Whole Amount. 29 8.10. Swap Breakage. 35 9. AFFIRMATIVE COVENANTS. 36 9.1. Compliance with Law. 36 9.2. Insurance. 36 9.3. Maintenance of Properties. 37 9.4. Payment of Taxes and Claims. 37 9.5. Corporate Existence, Etc. 37 9.6. [Reserved.] 37 9.7. Notes to Rank Pari Passu. 37 9.8. Subsidiary Guarantors. 38 9.9. Books and Records. 39 10. NEGATIVE COVENANTS. 40

DB1/ 174560613.2174636811.6 TABLE OF CONTENTS (continued) Page iii 10.1. Financial Covenants. 40 10.2. [Reserved.] 41 10.3. Limitation on Liens. 41 10.4. Sales of Assets. 42 10.5. Merger and Consolidation. 43 10.6. Transactions with Affiliates. 44 10.7. Terrorism Sanctions Regulations. 45 10.8. Line of Business. 46 10.9. Subsidiary Debt. 46 10.10. Restricted Payments. 46 11. EVENTS OF DEFAULT. 47 12. REMEDIES ON DEFAULT, ETC. 49 12.1. Acceleration. 49 12.2. Other Remedies. 50 12.3. Rescission. 50 12.4. No Waivers or Election of Remedies, Expenses, Etc. 52 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. 52 13.1. Registration of Notes. 52 13.2. Transfer and Exchange of Notes. 52 13.3. Replacement of Notes. 53 14. PAYMENTS ON NOTES. 53 14.1. Place of Payment. 53 14.2. Home Office Payment. 54 15. EXPENSES, ETC. 54 15.1. Transaction Expenses. 54 15.2. Survival. 55 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. 55 17. AMENDMENT AND WAIVER. 55 17.1. Requirements. 55 17.2. Solicitation of Holders of Notes. 56 17.3. Binding Effect, Etc. 57 17.4. Notes Held by Company, Etc. 57 18. NOTICES. 57 19. REPRODUCTION OF DOCUMENTS. 58 20. CONFIDENTIAL INFORMATION. 58

DB1/ 174560613.2174636811.6 TABLE OF CONTENTS (continued) Page iv 21. SUBSTITUTION OF PURCHASER. 59 22. MISCELLANEOUS. 59 22.1. Successors and Assigns. 59 22.2. Payments Due on Non-Business Days. 60 22.3. Accounting Terms; GAAP; Pro Forma Calculations. 60 22.4. Severability. 61 22.5. Construction. 61 22.6. Counterparts. 61 22.7. Governing Law. 62 22.8. Jurisdiction and Process; Waiver of Jury Trial. 62 22.9. Obligation to Make Payment in the Applicable Currency. 62 22.10. Principal Amount and Percentage Determination. 63 22.11. Change of Currency. 63

DB1/ 174560613.2174636811.6 i Schedules & Exhibits Schedule A — Information Relating to Purchasers Schedule B — Defined Terms Schedule 5.3 — Disclosure Materials Schedule 5.4 — Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates Schedule 5.5 — Financial Statements Schedule 5.15 — Existing Debt; Consignment Agreements; Unfunded Pension Obligations Schedule 5.16 — Anti-Money Laundering/Anti-Terrorism Disclosure Schedule 8.9 — Swapped Notes Schedule 10.3 — Existing Liens Schedule 10.9 — Existing Subsidiary Debt Exhibit 1A — Form of 0.86% Series A Senior Note Exhibit 1B — Form of 2.05% Series B Senior Note Exhibit 1C — Form of 2.05% Series C Senior Note Exhibit 1D — Form of 1.02% Series D Senior Note Exhibit 1E — Form of 2.24% Series E Senior Note Exhibit 1F — Form of 2.05% Series F Senior Note Exhibit 1G — Form of 2.05% Series G Senior Note Exhibit 1H — Form of 2.45% Series H Senior Note Exhibit 1I — Form of 1.01% Series I Senior Note Exhibit 1J — Form of 2.25% Series J Senior Note Exhibit 1K — Form of 2.25% Series K Senior Note Exhibit 1L — Form of 1.17% Series L Senior Note

DB1/ 174560613.2174636811.6 ii Exhibit 1M — Form of 1.33% Series M Senior Note Exhibit 4.4(a) — Form of Opinion of General Counsel to the Company Exhibit 4.4(b) — Form of Opinion of Special Counsel to the Purchasers

DB1/ 174560613.2174636811.6 Series C DENTSPLY International Inc. World Headquarters Susquehanna Commerce Center, Suite 60W 221 West Philadelphia Street York, Pennsylvania 17405 CHF25,000,000 0.86% Series A Senior Notes due December 11, 2025 €30,000,000 2.05% Series B Senior Notes due December 11, 2025 €67,000,000 2.05% Series C Senior Notes due December 11, 2025 CHF7,500,000 1.02% Series D Senior Notes due December 11, 2027 €15,000,000 2.24% Series E Senior Notes due December 11, 2027 €11,000,000 2.05% Series F Senior Notes due February 19, 2026 €15,000,000 2.05% Series G Senior Notes due February 19, 2026 €45,000,000 2.45% Series H Senior Notes due February 19, 2031 CHF58,000,000 1.01% Series I Senior Notes due August 15, 2026 €40,000,000 2.25% Series J Senior Notes due August 15, 2026 €66,000,000 2.25% Series K Senior Notes due August 15, 2026 CHF140,000,000 1.17% Series L Senior Notes due August 15, 2028 CHF65,000,000 1.33% Series M Senior Notes due August 15, 2031 Dated as of December 11, 2015 To the Purchasers listed in the attached Schedule A: Ladies and Gentlemen: DENTSPLY International Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.5, the “Company”), agrees with each of the Purchasers as follows: 1. AUTHORIZATION OF NOTES; BIG AND LEVERAGE STEP-UP. 1.1. The Senior Notes. The Company will authorize the issue and sale of the following Senior Notes: €67,000,000 CHF25,000,000 2.05% Aggregate Principal Amount December 11, 2025 0.86% Senior Notes December 11, 2025 Series D Interest Rate CHF7,500,000 1.02% December 11, 2027 Senior Notes Maturity Date Senior Notes Series B Series E Issue €15,000,000 €30,000,000 2.24% December 11, 2027 2.05% December 11, 2025 Senior Notes Series Senior Notes Series A

DB1/ 174560613.2174636811.6 2 Senior Notes Series J €40,000,000 February 19, 2026 2.25% Senior Notes August 15, 2026 Series H Senior Notes Series K €45,000,000 €66,000,000 Series F 2.25% 2.45% August 15, 2026 Senior Notes February 19, 2031 Senior Notes Series L CHF140,000,000 Series G 1.17% Senior Notes August 15, 2028 €11,000,000 Series I Senior Notes €15,000,000 Series M CHF58,000,000 CHF65,000,000 1.33% 1.01% August 15, 2031 2.05% The Senior Notes described above are collectively referred to as the “Notes” (such term shall also include any such notes as amended, restated or otherwise modified from time to time and any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series I Notes, Series J Notes, Series K Notes, Series L Notes and Series M Notes shall be substantially in the forms set out in Exhibit 1A, Exhibit 1B, Exhibit 1C, Exhibit 1D, Exhibit 1E, Exhibit 1F, Exhibit 1G, Exhibit 1H, Exhibit 1I, Exhibit 1J, Exhibit 1K, Exhibit 1L and Exhibit 1M, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. 1.2. Interest Rate; BIG Fee. (a) Each Note shall bear interest at the rate per annum set forth in the first paragraph thereof (the “Note Rate”); provided, that, commencing as of the date of the occurrence of a Below Investment Grade Rating Event and ending on the first date thereafter on which such Below Investment Grade Rating Event is no longer continuing (each such period, a “Step-Up Period”), and subject to Section 1.2(b), each Note shall bear interest at a rate per annum equal to the Note Rate plus 1.25% (such rate, the “BIG Step-Up”). The Company shall provide written notice to each holder of a Note within 3 Business Days of the commencement of or termination of a Step-Up Period, together with a copy of the rating letter or letters evidencing the Debt Rating(s) that caused the commencement or termination of such Step-Up Period. (b) Notwithstanding Section 1.2(a), each holder of a Swapped Note may, in lieu of the BIG Step-Up interest rate applying to such Swapped Note during any Step-Up Period, instead elect by providing written notice to the Company, that a fee (the “BIG Fee”) be paid by the Company in respect of such Swapped Note in Dollars on each scheduled interest payment date and at each other time that interest is due and payable on such Swapped Note under the terms of this Agreement and such Swapped Note (each such date, an “Interest Payment Date”), in each case during such Step-Up Period, in an amount equal to (i) the Swapped Note Notional Amount of such Swapped Note determined as of the later of the date of the commencement of such Step-Up Period and August 15, 2026 2.05% February 19, 2026 Senior Notes

DB1/ 174560613.2174636811.6 3 the then most recent Interest Payment Date during such Step-Up Period, multiplied by (ii) the result of (x) 1.25%, multiplied by (y) a fraction, the numerator of which is the number of days from such date of determination to but excluding the next Interest Payment Date (the “BIG Calculation Period”) and the denominator of which is 360. Notwithstanding the foregoing, to the extent the principal amount of any Swapped Note is partially repaid or prepaid on any Interest Payment Date that is not a scheduled interest payment date for such Swapped Note (a “Swapped Note Prepayment Date”), the BIG Fee payable on such Swapped Note Prepayment Date shall be adjusted to be calculated based on the portion of the Swapped Note Notional Amount of such Swapped Note to be prepaid on such Swapped Note Prepayment Date (rather than the entire Swapped Note Notional Amount) and the BIG Fee payable on the immediately succeeding Interest Payment Date following such Swapped Note Prepayment Date shall (1) give effect to any such reduction in the Swapped Note Notional Amount resulting from such repayment or prepayment and (2) include the portion of the BIG Fee that accrued with respect to the principal amount of such Swapped Note that was not so repaid or prepaid on such Swapped Note Prepayment Date during the BIG Calculation Period ending on such Swapped Note Prepayment Date. Such fee shall be due and payable in Dollars on each Interest Payment Date and at each other time that interest is due and payable on such Swapped Note (with any unpaid BIG Fee with respect to the principal amount of any Swapped Note repaid becoming due and payable on the date of repayment) under the terms of this Agreement and such Swapped Note. The election by a holder of a Swapped Note to receive the BIG Fee shall be effective from the later of the date of the commencement of such Step-Up Period and the most recent Interest Payment Date with respect to such Swapped Note as of the date such written notice has been provided. Notwithstanding the foregoing, the holders of Notes that took payment in Dollars of the amendment fee paid by the Company in connection with the Third Amendment shall be deemed to have elected payment of the BIG Fee for each Step-Up Period and effective for the duration of such Step-Up Period, without any further notice or action required. (c) Notwithstanding anything contained in Section 8.10 hereof, for purposes of computing the Make-Whole Amount (if any) with respect to any Note on any date of determination, no BIG Step-Up or BIG Fee with respect to such Note shall be included in the determination thereof. 1.3. Leverage-Based Incremental Step-Up. (a) In addition to the BIG Step-Up or the BIG Fee, the interest rate on each Note shall be increased by the following amounts for the following periods (the “Leverage Step-Up”), in each case determined as of the last day of each fiscal quarter of the Company based on the Total Leverage Ratio for the most recently ended period of four consecutive fiscal quarters and effective from and including the first day of the next fiscal quarter until (but excluding) the first day of the immediately following fiscal quarter: (i) if the Total Leverage Ratio is greater than or equal to 4.00 to 1.00, 0.500.75% per annum; (ii) if the Total Leverage Ratio is greater than or equal to 3.75 to 1.00 but less than 4.00 to 1.00, 0.250.50% per annum; (iii) otherwise, no Leverage Step-Up shall apply.

DB1/ 174560613.2174636811.6 4 (b) Notwithstanding Section 1.3(a), each holder of a Swapped Note may, in lieu of the Leverage Step-Up interest rate applying to such Swapped Note during any applicable fiscal quarter of the Company (each such period, a “Leverage Step-Up Period”), instead elect by providing written notice to the Company, that a fee (the “Leverage Step-Up Fee”) be paid by the Company in respect of such Swapped Note in Dollars on each Interest Payment Date, in each case during such Leverage Step-Up Period, in an amount equal to (i) the Swapped Note Notional Amount of such Swapped Note determined as of the later of the date of the commencement of such Leverage Step-Up Period and the then most recent Interest Payment Date during such Leverage Step-Up Period, multiplied by (ii) the result of (x) the applicable Leverage Step-Up, multiplied by (y) a fraction, the numerator of which is the number of days from such date of determination to but excluding the next Interest Payment Date (the “Leverage Step-Up Calculation Period”) and the denominator of which is 360. Notwithstanding the foregoing, to the extent the principal amount of any Swapped Note is partially repaid or prepaid on any Swapped Note Prepayment Date, the Leverage Step-Up Fee payable on such Swapped Note Prepayment Date shall be adjusted to be calculated based on the portion of the Swapped Note Notional Amount of such Swapped Note to be prepaid on such Swapped Note Prepayment Date (rather than the entire Swapped Note Notional Amount) and the Leverage Step-Up Fee payable on the immediately succeeding Interest Payment Date following such Swapped Note Prepayment Date shall (1) give effect to any such reduction in the Swapped Note Notional Amount resulting from such repayment or prepayment and (2) include the portion of the Leverage Step-Up Fee that accrued with respect to the principal amount of such Swapped Note that was not so repaid or prepaid on such Swapped Note Prepayment Date during the Leverage Step-Up Calculation Period ending on such Swapped Note Prepayment Date. Such fee shall be due and payable in Dollars on each Interest Payment Date and at each other time that interest is due and payable on such Swapped Note (with any unpaid Leverage Step-Up Fee with respect to the principal amount of any Swapped Note repaid becoming due and payable on the date of repayment) under the terms of this Agreement and such Swapped Note. The election by a holder of a Swapped Note to receive the Leverage Step-Up Fee shall be effective from the later of the date of the commencement of such Leverage Step-Up Period and the most recent Interest Payment Date with respect to such Swapped Note as of the date such written notice has been provided. Notwithstanding the foregoing, the holders of Notes that took payment in Dollars of the amendment fee paid by the Company in connection with the Fourth Amendment shall be deemed to have elected payment of the Leverage Step-Up Fee for each Leverage Step-Up Period and effective for the duration of such Leverage Step-Up Period, without any further notice or action required. 1.4. Limitations on Step-Ups; Calculation of Make-Whole Amount. At no time shall the aggregate increase to the Note Rate from the Leverage Step-Up, Leverage Fee, BIG Step-Up or BIG Fee, as applicable, exceed 1.752.00% per annum in the aggregate, and none of the foregoing shall be included in the calculation of any Make-Whole Amount.

DB1/ 174560613.2174636811.6 5 2. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, the Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder. 3. CLOSING. 3.1. First Closing. The sale and purchase of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes to be purchased by the Purchasers shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. Eastern time, at a closing (the “First Closing”) on December 11, 2015 or on such earlier date as may be agreed upon by the Company and the Purchasers of such Notes (such date, the “First Closing Date”). On the First Closing Date, the Company will deliver to each Purchaser of a Series A Note, Series B Note, Series C Note, Series D Note or Series E Note such Notes to be purchased by such Purchaser in the form of a single Note of the applicable Series (or such greater number of Notes in denominations of at least CHF100,000 (in the case of the Series A Notes and Series D Notes) or €100,000 (in the case of the Series B Notes, Series C Notes and Series E Notes), as such Purchaser may request) dated the First Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the instructions provided by the Company to the Purchasers of the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes pursuant to Section 4.11. If, on the First Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Purchaser of Series A Notes, Series B Notes, Series C Notes, Series D Notes or Series E Notes, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement with respect to the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. 3.2. Second Closing. The sale and purchase of the Series F Notes, Series G Notes and Series H Notes to be purchased by the Purchasers shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. Eastern time, at a closing (the “Second Closing”) on February 19, 2016 or on such earlier date as may be agreed upon by the Company and the Purchasers of such Notes (such date, the “Second Closing Date”). On the Second Closing Date, the Company will deliver to each Purchaser of a Series F Note, Series G Note or

DB1/ 174560613.2174636811.6 6 Series H Note such Notes to be purchased by such Purchaser in the form of a single Note of the applicable Series (or such greater number of Notes in denominations of at least €100,000 as such Purchaser may request) dated the Second Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the instructions provided by the Company to the Purchasers of the Series F Notes, Series G Notes and Series H Notes pursuant to Section 4.11. If, on the Second Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Purchaser of Series F Notes, Series G Notes or Series H Notes, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement with respect to the Series F Notes, Series G Notes and the Series H Notes, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. 3.3. Third Closing. The sale and purchase of the Series I Notes, Series J Notes, Series K Notes, Series L Notes and Series M Notes to be purchased by the Purchasers shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. Eastern time, at a closing (the “Third Closing”) on August 15, 2016 or on such earlier date as may be agreed upon by the Company and the Purchasers of such Notes (such date, the “Third Closing Date”). On the Third Closing Date, the Company will deliver to each Purchaser of a Series I Note, Series J Note, Series K Note, Series L Note or Series M Note such Notes to be purchased by such Purchaser in the form of a single Note of the applicable Series (or such greater number of Notes in denominations of at least CHF100,000 (in the case of the Series I Notes, Series L Notes and Series M Notes) or €100,000 (in the case of the Series J Notes and Series K Notes), as such Purchaser may request) dated the Third Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the instructions provided by the Company to the Purchasers of the Series I Notes, Series J Notes, Series K Notes, Series L Notes and Series M Notes pursuant to Section 4.11. If, on the Third Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.3, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Purchaser of Series I Notes, Series J Notes, Series K Notes, Series L Notes or Series M Notes, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement with respect to the Series I Notes, Series J Notes, Series K Notes, Series L Notes and Series M Notes, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. 4. CONDITIONS TO CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the respective Closing for such Notes is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

DB1/ 174560613.2174636811.6 7 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the applicable Closing. Notwithstanding the foregoing, at any time during the period commencing with the First Closing Date and ending on the Third Closing Date, the Company may deliver to the Purchasers updates to Schedules 5.3, 5.4 and 5.5 as a result of changes occurring after the First Closing Date, in which case the existing Schedules 5.3, 5.4 and 5.5 shall be deemed to include the information set forth in such updated Schedules as of the date of such updated Schedules for purposes of the representations and warranties in this Agreement that are required to be made at the time of the Second Closing Date or the Third Closing Date, as applicable; provided, however, that updates to Schedules 5.3 and 5.5 shall be limited to information contained in reports filed by the Company after the First Closing Date with the SEC under the Exchange Act.

DB1/ 174560613.2174636811.6 8 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at such Closing, and before and after giving effect to the issue and sale of the Notes to be issued at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Sections applied since such date. 4.3. Compliance Certificates. (a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled. (b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes to be issued at such Closing and this Agreement. 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from the General Counsel of the Company covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request. 4.5. Purchase Permitted By Applicable Law, Etc. On the date of such Closing, such Purchaser’s purchase of Notes to be issued at such Closing shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

DB1/ 174560613.2174636811.6 9 4.6. Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A. 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of such Closing, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of such Closing. 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes to be issued at such Closing. 4.9. Changes in Corporate Structure. Prior to the First Closing Date, the Company shall not have changed its jurisdiction of organization, been a party to any merger or consolidation, or shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5. 4.10. Credit Agreement Amendment. Prior to the First Closing Date, the Purchasers shall have received a certified, fully executed copy of Amendment No. 2 to that certain Credit Agreement, dated as of July 23, 2014, by and among the Company, certain Subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and other financial institutions party thereto, as amended by that certain Amendment No. 1 dated as of July 1, 2015, which shall be in form and substance satisfactory to the Purchasers and in full force and effect. 4.11. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser purchasing Notes on such date shall have received written instructions signed by a Responsible Officer on letterhead of the Company including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for such Purchaser’s Notes is to be deposited. 4.12. Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions

DB1/ 174560613.2174636811.6 10 shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that: 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. 5.2. Authorization, Etc. This Agreement and the Notes to be issued on each Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 5.3. Disclosure. The Company, through its agents, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 2015 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum, as of its date and as of the First Closing Date, fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 (including any updates to Schedule 5.5 as permitted under Section 4.1) and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 (including any updates to Schedule 5.3 as permitted under Section 4.1) (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Original Disclosure Documents delivered to

DB1/ 174560613.2174636811.6 11 the Purchasers prior to the First Closing, since December 31, 2014, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Original Disclosure Documents delivered to the Purchasers prior to the First Closing. 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and its Subsidiaries, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers. (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (other than Liens permitted by Section 10.3). (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the

DB1/ 174560613.2174636811.6 12 respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents. 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except for such contraventions, breaches, defaults, conflicts, violations or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes. 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

DB1/ 174560613.2174636811.6 13 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except in each case for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. As of the date of this Agreement, the federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2011. 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties which the Company and its Subsidiaries own or purport to own, in each case free and clear of Liens prohibited by this Agreement, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All Material leases of the Company and its Subsidiaries are valid and subsisting and are in full force and effect in all material respects. 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except to the extent that the failure to own or possess the same, or the existence of any such conflict, would not reasonably be expected to have a Material Adverse Effect. (b) No product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect. (c) There is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except where any such violation would not reasonably be expected to have a Material Adverse Effect.

DB1/ 174560613.2174636811.6 14 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncom- pliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, in the case of any single Plan or in the aggregate for all Plans, by an amount that would reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

DB1/ 174560613.2174636811.6 15 (f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect. 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the “Transaction Overview” section of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of (i) all outstanding Debt of the Company and its Subsidiaries, (ii) all Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Company and certain counterparties and (iii) all unfunded pension obligations of the Company and its Subsidiaries, in each case as of September 30, 2015. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary, that would permit (or that with notice or the lapse of

DB1/ 174560613.2174636811.6 16 time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3. (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15. 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of any OFAC Sanctions Program, or (iii) otherwise blocked, the target of sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) or sanctions imposed by the United Nations or the European Union (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is the target of U.S. Economic Sanctions. (b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or, to the knowledge of the Company, indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or (ii) otherwise in violation of U.S. Economic Sanctions. (c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking,

DB1/ 174560613.2174636811.6 17 terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, any U.S. Economic Sanctions, any other United States law or regulation governing such activities or under any other similar laws of any other jurisdiction governing such activities (collectively, “Anti-Money Laundering/Anti-Terrorism Laws”) as of the First Closing Date and, except as disclosed on Schedule 5.16, is not reasonably likely to be found in violation of, charged with, or convicted of, any Anti-Money Laundering/Anti-Terrorism Laws, (ii) except as set forth on Schedule 5.16, to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering/Anti-Terrorism Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws as of the First Closing Date and, except as disclosed on Schedule 5.16, is not reasonably likely to be assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering/Anti-Terrorism Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with applicable Anti-Money Laundering/Anti-Terrorism Laws. (d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union; (2) To the Company’s knowledge, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or governmental instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and (3) No part of the proceeds from the sale of the Notes hereunder will be used by the Company, any Controlled Entity or any of their respective officers, employees or authorized representatives, directly or, to the knowledge of the Company,

DB1/ 174560613.2174636811.6 18 indirectly, for any illegal payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in violation of law. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with applicable Anti-Corruption Laws. 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. (c) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect. (d) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect. 5.19. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Company, including, without limitation, all Senior Debt of the Company described in Schedule 5.15 hereto.

DB1/ 174560613.2174636811.6 19 6. REPRESENTATIONS OF THE PURCHASER. 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and the Company has no intent to register the Notes. Each Purchaser further represents and warrants that such Purchaser will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and in accordance with the restrictions set forth in Section 13.2 and the legend set forth on the certificates evidencing the applicable Series of the Notes. 6.2. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers to its satisfaction concerning the terms and conditions of the sale of the Notes. 6.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or

DB1/ 174560613.2174636811.6 20 credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

DB1/ 174560613.2174636811.6 21 (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. 7. INFORMATION AS TO COMPANY. 7.1. Financial and Business Information. The Company shall deliver to each Purchaser (until the Third Closing) and each holder of Notes that is an Institutional Investor: (a) Quarterly Statements — within the earlier of (x) 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) and (y) the date by which such financial statements are required to be delivered under the RCF or the date on which such corresponding financial statements are delivered under the RCF if such delivery occurs earlier than such required delivery date, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing (and providing each Purchaser (until the Third Closing) and each holder of Notes that is an Institutional Investor written notice of such filing) with the SEC within the time period specified above of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(a); (b) Annual Statements — within the earlier of (x) 105 days after the end of each fiscal year of the Company and (y) the date by which such financial statements are required to be delivered under the RCF or the date on which such corresponding financial statements are delivered under the RCF if such delivery occurs earlier than such required delivery date,

DB1/ 174560613.2174636811.6 22 (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing (and providing each Purchaser (until the Third Closing) and each holder of Notes that is an Institutional Investor written notice of such filing) with the SEC within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b); (c) [Reserved;] (d) SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly after the sending or filing thereof, one copy of each report that the Company sends to any of its securityholders, and one copy of each report and registration statement that the Company or any Subsidiary publicly files with the SEC or any national securities exchange; (e) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (f) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice

DB1/ 174560613.2174636811.6 23 thereof has not been waived pursuant to such regulations as in effect on the date thereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; (g) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and (h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any Purchaser (prior to the Third Closing) or any holder of Notes that is an Institutional Investor and if provided by the Company, would not violate any applicable laws, regulations or rules. 7.2. Officer’s Certificate. At the time each set of financial statements is required to be delivered (or deemed to have been delivered) to a Purchaser (prior to the Third Closing) or a holder of Notes that is an Institutional Investor pursuant to Section 7.1(a) or Section 7.1(b) hereof, the Company shall deliver to such Purchaser or holder a certificate of a Senior Financial Officer setting forth: (a) Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 and Section 10.9 hereof, inclusive, during (or, with respect to Section 10.1, as of the end of) the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be,

DB1/ 174560613.2174636811.6 24 permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and such review shall not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto. 7.3. Visitation. The Company shall permit the representatives of each Purchaser (prior to the Third Closing) and each holder of Notes that is an Institutional Investor: (a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. For the avoidance of doubt, it is understood that Section 20 applies to Confidential Information obtained in connection with the exercise by any holder of Notes of the rights set forth in this Section 7.3. 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (d) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

DB1/ 174560613.2174636811.6 25 (a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of Notes by e-mail; (b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its website on the internet, which is located at http://www.dentsply.com as of the date of this Agreement; (c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or (d) the Company shall have filed any of the items referred to in Section 7.1(d) with the SEC on EDGAR and shall have made such items available on its website on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in the case of clauses (b) or (c), the Company shall have given each holder of Notes prior or concurrent written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder. 7.5. Noteholder Calls. Commencing with the fiscal quarter ending December 31, 2025 and continuing through the fiscal quarter ending September 30, 2027, within ten (10) Business Days after the delivery of the certificate pursuant to Section 7.2, the Company shall offer to host a conference call between holders of Notes and senior management to discuss operating performance and, leverage and restructuring initiatives, and the Company shall provide, as part of its presentation for such call (which presentation will be distributed in advance of such call), (a) consolidated quarterly projections for the remainder of the period until September 30, 2027, including projected Consolidated EBITDA and leverage (including the Total Leverage Ratio and Senior Leverage Ratio) and (b) during the Specified Period, a report, in reasonable detail, setting forth, for such quarterly period (i) the restructuring initiatives undertaken, planned or in effect during such period in connection with the Company’s publicly announced efficiency initiatives, (ii) the actual, projected and cumulative costs and expenses incurred or expected to be incurred in connection with the restructuring initiatives, including, without limitation, costs and expenses in connection with discontinued operations, retention, severance and related employee benefits, systems establishment costs, excess pension charges, contract termination costs, costs to close and/or consolidate facilities and relocate employees, integration costs, other business optimization costs and costs associated with establishing new facilities or reserves, and (iii) the actual, projected and cumulative cost

DB1/ 174560613.2174636811.6 26 savings realized or expected to be realized from the restructuring initiatives, together with a reasonably detailed description of the allocation of such cost savings. Thereafter, the Company shall offer to host such a call annually within 10 Business Days after the delivery of the certificate required for the annual period pursuant to Section 7.2. 7.6. Additional Reporting. During the Specified Period, the Company shall deliver to each holder of a Note that is an Institutional Investor within 15 Business Days after the end of the first two fiscal months of each fiscal quarter of the Company, monthly unaudited financial information, in reasonable detail, regarding revenue, liquidity and working capital of the Company and its Subsidiaries for such month, in each case prepared on a basis substantially consistent with the Company’s internal monthly reporting practices, together with a description of any material development, change or other event with respect to any of the Specified Matters. 8. PAYMENT OF THE NOTES. 8.1. Required Prepayments. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Euro Notes that are Swapped Notes, the Euro Notes that are Non-Swapped Notes, the Swiss Franc Notes that are Swapped Notes or the Swiss Franc Notes that are Non-Swapped Notes, in an amount not less than 10% of the original aggregate principal amount of such Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to, but not including, the date of such prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.10, less any Net Gain with respect to any Swapped Note. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note and Series held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each Series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. 8.3. Prepayment of Notes Upon Change of Control.

DB1/ 174560613.2174636811.6 27 (a) Notice of Change of Control. The Company will, within 5 Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3. (b) [Reserved.] (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder of Notes (in this case only, “holder of Notes” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”), which date shall be not less than thirty (30) days and not more than one hundred twenty (120) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 60th day after the date of such offer). (d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after receipt by such holder of Notes of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder of Notes. (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but not including, the date of prepayment, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.10, less any Net Gain with respect to any Swapped Note, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3. (f) Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change of Control occurs; provided, however, that if the Change of Control has not occurred within 45 days after the original Proposed Prepayment Date, any holder of Notes may withdraw its acceptance and the Company shall again comply with this Section 8.3 as to such Change of Control with respect to such withdrawing holder. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control

DB1/ 174560613.2174636811.6 28 and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded). (g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount and Series of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but not including, the Proposed Prepayment Date (including the per diem accrual on interest for each day after the Proposed Prepayment Date, in the event of a deferral of the prepayment date pursuant to Section 8.3(f) above); (v) that the conditions to the giving of such notices in this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control. 8.4. Prepayment of Notes Upon Sale of Assets. The Company may prepay the Notes in accordance with Section 10.4. 8.5. Allocation of Partial Prepayments. In the case of any partial prepayment of Notes pursuant to Section 8.2, the principal amount of Notes to be prepaid shall be allocated among all of the Euro Notes that are Swapped Notes, the Euro Notes that are Non-Swapped Notes, the Swiss Franc Notes that are Swapped Notes or the Swiss Franc Notes that are Non-Swapped Notes, as applicable, being prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. 8.6. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to, but not including, such date, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.10, less any Net Gain with respect to any Swapped Note and, in the case of any prepayment pursuant to Section 8.2, the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.10, less any Net Gain with respect to any Swapped Note, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. 8.7. Purchase of Notes.

DB1/ 174560613.2174636811.6 29 The Company will not and will not permit any controlled Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates and maturities of the Notes of different Series). The Company will promptly cancel all Notes acquired by it or any controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes. 8.8. Prepayment in Connection with a Noteholder Sanctions Event. (a) Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.8 and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within 10 Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon to, but not including, the prepayment date selected by the Company with respect to each Affected Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer. (b) Subject to the provisions of subparagraphs (c) and (d) of this Section 8.8, the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to, but not including, the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount with respect thereto. (c) If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Company shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such

DB1/ 174560613.2174636811.6 30 Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof. (d) If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.8, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to, but not including, the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.8 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default. (e) Promptly, and in any event within 5 Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each Purchaser (until the Third Closing) and each other holder of Notes. (f) The Company shall promptly, and in any event within 10 Business Days, give written notice to the Purchasers (until the Third Closing) and holders after the Company or any Controlled Entity having been notified that (i) its name appears or is reasonably likely in the future to appear on a State Sanctions List or (ii) it is in violation of, or is the target of, any U.S. Economic Sanctions, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto. (g) The foregoing provisions of this Section 8.8 shall be in addition to any rights or remedies available to any Purchaser (until the Third Closing) or holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

DB1/ 174560613.2174636811.6 31 8.9. Make-Whole Amount. (a) Make-Whole Amount with respect to Non-Swapped Notes. The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings: “Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Implied Rate Euro Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal. The Implied Rate Euro Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note. “Implied Rate Swiss Franc Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Swiss Francs, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to

DB1/ 174560613.2174636811.6 32 such Called Principal, on the display designated as “Page FIT SWISSACT” on the Bloomberg Financial Markets (or such other display as may replace “Page FIT SWISSACT” on Bloomberg Financial Markets) for actively traded benchmark Swiss government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported shall not be ascertainable, the average of the ask-side yields for such securities as determined by Recognized Swiss Government Bond Market Makers. Such implied yield will be determined, if necessary, by (A) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded benchmark Swiss government bonds with the maturity closest to and greater than such Remaining Average Life of such Called Principal and (2) the actively traded benchmark Swiss government bonds with the maturity closest to and less than such Remaining Average Life of such Called Principal. The Implied Rate Swiss Franc Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note. “Non-Swapped Note” means any Note other than a Swapped Note. “Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by the holders of at least a majority in principal amount of the Series B Notes, Series C Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series J Notes and Series K Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes). “Recognized Swiss Government Bond Market Makers” means two internationally recognized dealers of Swiss government bonds reasonably selected by the holders of at least a majority in principal amount of the Series A Notes, Series D Notes, Series I Notes, Series L Notes and Series M Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes). “Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in (a) Euros, 0.50% (50 basis points) plus the Implied Rate Euro Yield, and (b) Swiss Francs, 0.50% (50 basis points) plus the Implied Rate Swiss Franc Yield. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the

DB1/ 174560613.2174636811.6 33 number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1. “Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. (b) Make-Whole Amount with respect to Swapped Notes. The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount, Net Loss, Net Gain or Swap Breakage Amount with respect to any Swapped Note, the following terms have the following meanings: “New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. “Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more

DB1/ 174560613.2174636811.6 34 particularly described on Schedule 8.9 hereto, (y) any Initial Swap Agreement that has been assumed by or novated to (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption, novation or termination related thereto. “Swap Note Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be. “Swapped Note” means any Note that as of the date of the Closing for such Note is subject to a Swap Note Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Note Agreement ceases to be in force in respect thereof. “Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Note Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Note Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date. “Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section

DB1/ 174560613.2174636811.6 35 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount. “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Swapped Note Remaining Average Life and (2) closest to and less than such Swapped Note Remaining Average Life. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note

DB1/ 174560613.2174636811.6 36 Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note. “Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payments. “Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Note Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Note Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8 or Section 12.1. “Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be

DB1/ 174560613.2174636811.6 37 prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

DB1/ 174560613.2174636811.6 38 8.10. Swap Breakage. If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.3, Section 8.4 or Section 8.8 or purchased pursuant to Section 8.7, or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted (i) from the Make-Whole Amount, if any, or any principal or interest to be paid to the holder of such Swapped Note by the Company upon any such prepayment of such Swapped Note pursuant to Section 8.2, Section 8.3, Section 8.4 or Section 8.8 or purchase pursuant to Section 8.7 or (ii) from the Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Company upon any such repayment of such Swapped Note pursuant to Section 12.1, provided that, in either case, the Make-Whole Amount in respect of such Swapped Note may in no event be less than zero. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error. As used in this Agreement with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “Net Gain” means the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder of the affected Swapped Note (a) denominated in Euros by converting Euros into Dollars at the current Euro/Dollar exchange rate, or (b) denominated in Swiss Francs by converting Swiss Francs into Dollars at the current Swiss Franc/Dollar exchange rate, in each case, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets or the Reuters Screen, respectively, and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error. As used in this Agreement, “Swap Breakage Amount” means, with respect to the Swap Note Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the Dollar amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Note Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set

DB1/ 174560613.2174636811.6 39 or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party. The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Note Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Note Agreement). The Swap Breakage Amount shall be payable in Dollars. 9. AFFIRMATIVE COVENANTS. From the date of this Agreement until the Third Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that: 9.1. Compliance with Law. Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

DB1/ 174560613.2174636811.6 40 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted in the ordinary course at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of or disposing of any of its properties if such discontinuance or disposal is desirable in the conduct of its business and the Company has concluded that such discontinuance or disposal would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) would not violate the limitations set forth in Sections 10.4 and 10.5 hereof. 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.3, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of any such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect. 9.5. Corporate Existence, Etc. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence would not, individually or in the aggregate, have a Material Adverse Effect. 9.6. [Reserved.] 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct obligations of the Company ranking at least pari passu in right of payment with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and at least pari passu in right of payment with all Debt outstanding under the Principal Credit Facilities and all other present and future Debt (actual or

DB1/ 174560613.2174636811.6 41 contingent) of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company. 9.8. Subsidiary Guarantors. (a) The Company will cause each of its Domestic Subsidiaries that guarantees, or otherwise becomes liable at any time as a borrower or an additional borrower or co-borrower for or in respect of, any Debt under any Principal Credit Facility, to deliver to each of the holders of Notes (concurrently therewith) the following items: (i) a duly executed Subsidiary Guaranty in scope, form and substance satisfactory to the Required Holders; (ii) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Domestic Subsidiary and the Subsidiary Guaranty, as applicable; and (iii) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. (b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor in respect of any Principal Credit Facility, such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under all such Principal Credit Facilities, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Principal Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Principal Credit Facility for such release or discharge, the holders of Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the

DB1/ 174560613.2174636811.6 42 event of any such release, for purposes of Section 10.9, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release

DB1/ 174560613.2174636811.6 43 9.9. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain in all material respects proper books of record and account in conformity with GAAP (or with respect to any Subsidiary organized and operating in a jurisdiction other than the United States of America, in conformity to such jurisdiction’s generally accepted accounting principles) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. 9.10. Most Favored Lender. (a) If at any time any lender or agent under any Principal Credit Facility is paid any fee or other consideration (other than legal counsel fees and expenses) greater than the equivalent fees being paid to the holders of Notes under the First Amendment in connection with any similar amendment, consent and waiver, including the RCF Consent, then the holders of Notes shall (concurrently with the provision of such consideration to such lender or agent) be provided with such additional equivalent consideration on a pro rata basis. (b) If at any time any Principal Credit Facility is modified and/or amended to include any covenant or event of default (whether set forth as a covenant, undertaking, event of default, restriction or other such provision not set forth in this Agreement or that would be more beneficial to the holders of the Notes than any analogous provision contained in this Agreement, and whether included as a new provision in a new or existing Principal Credit Facility or by way of amendment or other modification of an existing provision or any defined term used therein) not included in this Agreement or that would be more beneficial to the holders of the Notes than any analogous provision included in this Agreement (any such covenant or event of default, an “Additional Provision”), then the Company will, within three Business Days after the inclusion of such Additional Provision in such Principal Credit Facility, deliver written notice thereof to each holder of a Note. Such notice shall be signed by a Responsible Officer and shall refer to the provisions of this Section 9.10 and shall set forth a verbatim statement of such Additional Provision and any defined terms used therein, and related explanatory calculations, as applicable. Thereupon, unless waived in writing by the Required Holders within three Business Days after receipt of such notice by the holders of the Notes, such Additional Provision (and any related definitions) will be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date that such Additional Provision became effective under such Principal Credit Facility. Thereafter, upon the request of any holder of a Note, the Company will, at its expense, enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing. (c) So long as no Default or Event of Default has occurred and is continuing: (i) if any Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is amended or otherwise modified in each relevant

DB1/ 174560613.2174636811.6 44 Principal Credit Facility with the effect that such Additional Provision is made less restrictive or otherwise less onerous on the Company and its Subsidiaries, then such Additional Provision will be deemed so amended in this Agreement, without any further action required on the part of any Person, effective as of the date of such amendment or modification in each relevant Principal Credit Facility, (ii) if any Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is removed from each relevant Principal Credit Facility, then such Additional Provision will be deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such removal from each relevant Principal Credit Facility, and (iii) if each Principal Credit Facility including an Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is terminated and no amounts are outstanding thereunder, then such Additional Provision will be deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such termination, provided that (x) except as provided in Section 17, this Agreement shall not be amended to remove any covenant, undertaking, event of default, restriction or other provision included in this Agreement (other than any Additional Provision included in this Agreement by operation of Section 9.10(a)) or to make any such provision less restrictive on the Company and its Subsidiaries, and (y) if any lender or agent under any Principal Credit Facility is provided any consideration for the amendment or other modification of such Principal Credit Facility, then the holders of Notes shall (concurrently with the provision of such consideration to such creditor or agent) be provided with equivalent consideration on a pro rata basis, and no such amendment, modification or removal of such Additional Provision in or from this Agreement shall be effective unless and until such equivalent consideration is provided to the holders of Notes. 10. NEGATIVE COVENANTS. From the date of this Agreement until the Third Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that: 10.1. Financial Covenants. (a) Leverage Ratio. (i) The Company will, as of the last day of any fiscal quarter, maintain a ratio (the “Total Leverage Ratio”) of (i) Consolidated Debt of the Company and its Subsidiaries to (ii) Consolidated EBITDA for the immediately preceding consecutive four fiscal quarter period then ended of the Company and its Subsidiaries of not greater than the applicable ratio set forth under the column titled “Total Leverage Ratio” in the grid below.

DB1/ 174560613.2174636811.6 45 3.003.25 to 1.00 (ii) The Company will, as of the last day of any fiscal quarter, maintain a ratio (the “Senior Leverage Ratio”) of (i) Consolidated Debt (excluding Subordinated Debt) of the Company and its Subsidiaries to (ii) Consolidated EBITDA for the immediately preceding consecutive four fiscal quarter period then ended of the Company and its Subsidiaries of not greater than the applicable Senior Leverage Ratio set forth under the column titled “Senior Leverage Ratio” in the grid below. December 31, 2026 March 31, 2026 4.004.25 to 1.00 Senior Leverage Ratio 3.003.25 to 1.00 4.25 to 1.00 March 31, 2027 3.25 to 1.00 3.75 to 1.00 2.75 to 1.00 June 30, 2027 June 30, 2026 3.75 to 1.00 December 31, 2025 2.75 to 1.00 4.25 to 1.00 Fiscal Quarter Ending September 30, 2027 and each fiscal quarter ending thereafter 3.25 to 1.00 3.50 to 1.00 4.25 to 1.00 2.50 to 1.00 (b) Interest Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries for the consecutive four fiscal quarter period ended as of the last day of any fiscal quarter of the Company to (ii) the sum of interest payable on, and amortization of debt discount in respect of, Consolidated Debt of the Company and its Subsidiaries during such period (calculated on a Pro Forma Basis to the extent a Material Acquisition or Material Disposition occurred during such period), to be less than 3.00 to 1.00. 10.2. [Reserved.] 10.3. Limitation on Liens. The Company will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, other than: (a) Permitted Liens; (b) Liens securing purchase money Debt or Debt with respect to Capital Leases incurred to finance the acquisition, repair, construction, improvement or lease of capital assets in an aggregate principal amount not to exceed $300,000,000 outstanding at any one time; provided that (i) such Liens shall be created within 365 days of the acquisition, repair, construction, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property being financed or improved by such Debt; September 30, 2026 3.25 to 1.00 4.004.25 to 1.00 Total Leverage Ratio

DB1/ 174560613.2174636811.6 46 (c) Liens existing on the date hereof and disclosed on Schedule 10.3 hereof; (d) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company or Liens assumed by the Company or a Subsidiary in connection with an acquisition of assets by the Company or such Subsidiary in an acquisition permitted hereunder; provided that such Liens were not created in contemplation of such merger, consolidation, acquisition or such Person becoming a Subsidiary and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or which becomes a Subsidiary or is acquired by the Company or a Subsidiary; (e) any replacement, extension or renewal of any Lien permitted by clauses (b), (c) or (d) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens and (ii) the principal amount of Debt secured by such Lien immediately prior to such replacement, extension or renewal shall not be increased; and (f) other Liens securing Debt of the Company or any Subsidiary, provided that (i) no Liens shall be permitted pursuant to this clause (f) during the Specified Period, other than Liens existing immediately prior to the commencement of the Specified Period or incurred by Subsidiaries of the Company pursuant to the facilities in existence immediately prior to the commencement of the Specified Period, and (ii) at all other times, the sum (without duplication) of (iA) the aggregate outstanding principal amount of Debt secured by all such Liens pursuant to this clause (f) plus (iiB) the aggregate outstanding principal amount of Debt pursuant to Section 10.9(k) shall not at any time exceed 5% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b)), provided further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.3(f) any Debt outstanding under or pursuant to any Principal Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders. 10.4. Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds

DB1/ 174560613.2174636811.6 47 the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination: (1) to acquire operating assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below); and/or (2) to prepay or retire Senior Debt of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to, but not including, the date of such prepayment, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.10, less any Net Gain with respect to any Swapped Note, but without the payment of the Make-Whole Amount, if any. Any offer of prepayment of the Notes pursuant to this Section 10.4 shall be given to each holder of the Notes by written notice that shall be delivered not less than fifteen (15) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and Section 8.4 of this Agreement, that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. The Company shall prepay on the prepayment date the Ratable Portion of Notes held by each holder that has accepted such offer, together with accrued interest thereon. As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period beginning on the first day of the 12th complete calendar month preceding the date of such sale, lease or other disposition and ending on such date, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (i) any sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary, (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee, (iv) any sale or disposition of obsolete, worn-out, uneconomical or surplus assets and (v) foreclosures on, or condemnations of, assets.

DB1/ 174560613.2174636811.6 48 10.5. Merger and Consolidation. The Company will not, and will not permit any of its Subsidiary Guarantors to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets as an entirety in a single transaction or series of transactions to any Person, unless: (a) in the case of any such transaction involving the Company, either the Company is the surviving Person or the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, (i) shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), (ii) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (iii) shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption hereunder are enforceable in accordance with their terms and comply with the terms hereof; (b) in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (i) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (ii) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor, provided that such corporation or limited liability company, to the extent not the Subsidiary Guarantor, shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor, and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction(s), or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption hereunder are enforceable in accordance with their terms and comply with the terms hereof; or (iii) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.4 and, based on such characterization, would be permitted pursuant to Section 10.4; (c) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at

DB1/ 174560613.2174636811.6 49 such time pursuant to documentation that is reasonably acceptable to the Required Holders; and (d) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.5, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.8(b) in connection with or immediately following such conveyance, transfer or lease. 10.6. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, to the extent Material, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms that are not materially less favorable, taken as a whole, to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided, that the foregoing restriction shall not apply to any of the following: (a) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Company and its Subsidiaries; (b) compensation arrangements (including severance arrangements to the extent approved by a majority of the disinterested members of the Company’s or the applicable Subsidiary’s board of directors (or similar governing body) or the applicable committee thereof) for present or former officers and other employees entered into in the ordinary course of business; (c) indemnities provided for the benefit of directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business; and (d) loans and advances to employees of the Company and its Subsidiaries permitted hereunder, in each case under this clause (d), solely to the extent consistent with past practices and in the ordinary course of business. As used herein, “Material” shall mean an amount equal to at least 5% of book value of the consolidated assets of the Company and its Subsidiaries. 10.7. Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would be in violation of any U.S. Economic Sanctions applicable to the Company or such Controlled Entity, or (ii) would result in the

DB1/ 174560613.2174636811.6 50 imposition of any U.S. Economic Sanctions against the Company or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

DB1/ 174560613.2174636811.6 51 10.8. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum. 10.9. Subsidiary Debt. The Company will not permit any of its Subsidiaries to create or suffer to exist any Debt other than: (a) Debt owed to the Company or any other Subsidiary of the Company; (b) Debt existing on the date hereof and disclosed on Schedule 10.9 hereof; (c) purchase money Debt or Debt with respect to Capital Leases incurred to finance the acquisition, repair, construction, improvement or lease of capital assets in an aggregate principal amount not to exceed $300,000,000 outstanding at any one time; (d) Debt of any Subsidiary Guarantor (so long as the requirements of Section 9.8 shall have been met); (e) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (f) Debt of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company or Debt of any Person that is assumed by a Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition permitted hereunder, provided that such Debt shall not have been incurred in contemplation of such merger, consolidation or acquisition or such Person becoming a Subsidiary of the Company; (g) Debt with respect to Swap Agreements incurred in the ordinary course of business and not for speculative purposes; (h) Debt under bid bonds, performance bonds, surety bonds, bonds to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation) and similar obligations, in each case, incurred by such Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations; (i) Debt deemed to exist in connection with agreements providing for indemnification, adjustment of purchase price, deferred purchase price, escrow arrangements, earn-outs or similar obligations, or from guaranties, surety bonds or

DB1/ 174560613.2174636811.6 52 performance bonds securing the performance of the Company or any of its Subsidiaries pursuant to such agreements, in connection with acquisitions or dispositions permitted hereunder; (j) Debt which serves to extend, replace, refund, renew, defease or refinance any Debt incurred under clause (b) or clause (f) of this Section 10.9 that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premiums (including tender premiums) thereon, any committed or undrawn amounts, defeasance costs, underwriting discounts, fees, commissions and expenses associated with such Debt); and (k) additional Debt, provided that, (i) no Debt shall be permitted pursuant to this clause (k) during the Specified Period, other than Debt existing immediately prior to the commencement of the Specified Period or incurred pursuant to the local working capital facilities, in an aggregate outstanding principal amount not to exceed $15,000,000 at any time, and (ii) at all other times, the sum (without duplication) of (iA) the aggregate outstanding principal amount of Debt pursuant to this clause (k) plus (iiB) the aggregate outstanding principal amount of Debt secured by Liens pursuant to Section 10.3(f) shall not at any time exceed 5% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company for which financial statements have been provided pursuant to Section 7.1(a) or Section 7.1(b)); provided that the additional Debt permitted pursuant to this Section 10.9(k) shall exclude any German Subsidiary Debt; and (l) Debt of Sirona Dental Services outstanding as of the date of the Third Amendment and disclosed on Schedule 10.9(l) (the “German Subsidiary Debt”). 10.10. Restricted Payments. The Company will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (a) the Company may declare and make dividend payments or other distributions payable solely in its equity interests; (b) the Company may repurchase equity interests issued by it deemed to occur upon the exercise of stock options or warrants if such equity interests represent a portion of the exercise price of such options or warrants pursuant to and in accordance with stock option plans or other benefit plans or agreements (on a non-dilutive basis) for directors, officers or employees of the Company; and (c) the Company may declare and make any other Restricted Payment, so long as (i) no Event of Default shall have occurred and be continuing at the time of such declaration or payment thereof or would result therefrom. and (ii) during the Specified Period, immediately before and after giving pro forma effect to such Restricted Payment, the Total Leverage Ratio does not exceed 3.25 to 1.00; and

DB1/ 174560613.2174636811.6 53 (d) during the Specified Period, the Company may declare and make Restricted Payments (whether in the form of cash dividends or other cash distributions with respect to its equity interests, purchases, redemptions or other acquisitions of any equity interests of the Company, or any combination thereof) in an aggregate amount for all such Restricted Payments made pursuant to this clause (d) not to exceed $25,000,000 in any fiscal quarter, so long as no Event of Default shall have occurred and be continuing at the time of such declaration or payment thereof or would result therefrom. 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount or Net Loss, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or (c) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Section 10 or (ii) any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or (e) any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor, or any Subsidiary Guarantor challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or (f) any representation or warranty made in writing by or on behalf of the Company or Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or (g) (i) the Company, any Material Subsidiary or any Subsidiary Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of

DB1/ 174560613.2174636811.6 54 or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $100,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Material Subsidiary or any Subsidiary Guarantor is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $100,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests or a prepayment or redemption required solely as a result of the proceeds of such Debt not having been applied to consummate a transaction or toward any other purpose for which such Debt was incurred), the Company, any Material Subsidiary or any Subsidiary Guarantor has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000,000; or (h) the Company, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or (i) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or (j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $100,000,000 are rendered against one or more of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or

DB1/ 174560613.2174636811.6 55 extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA. 12. REMEDIES ON DEFAULT, ETC. 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all Notes of every Series then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) plus (ii) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law)

DB1/ 174560613.2174636811.6 56 plus (iii) any Net Loss with respect to any Swapped Note, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. 12.3. Rescission. At any time after the Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50.1% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and Net Loss, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and Net Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

DB1/ 174560613.2174636811.6 57 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request in accordance with this Agreement, and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than CHF100,000 (in the case of Series A Notes, Series D Notes, Series I Notes, Series L Notes and Series M Notes) or €100,000 (in the case of Series B Notes, Series C Notes, Series E Notes, Series F Notes, Series G Notes, Series H

DB1/ 174560613.2174636811.6 58 Notes, Series J Notes and Series K Notes), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than CHF100,000 (in the case of Series A Notes, Series D Notes, Series I Notes, Series L Notes and Series M Notes) or €100,000 (in the case of Series B Notes, Series C Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series J Notes and Series K Notes). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available. 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. 14. PAYMENTS ON NOTES. 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Net Loss, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as

DB1/ 174560613.2174636811.6 59 such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. 14.2. Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Net Loss, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of such series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. 15. EXPENSES, ETC. 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) reasonably incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes and any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective) including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided that such costs and expenses under this clause (c) shall not exceed $20,450. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from,

DB1/ 174560613.2174636811.6 60 (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note. 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any Subsidiary Guaranty, and the termination of this Agreement. 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof (other than the Company’s undertakings with respect to the swap indemnity set forth in the Private Placement Transaction Memorandum to Investors and any separate swap indemnity letter, in each case issued on or about November 24, 2015, which shall survive). 17. AMENDMENT AND WAIVER. 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of (i) at any time prior to the Second Closing Date, each holder of a Note issued at the First Closing at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes) and each Purchaser of a Note, if any, to be issued at the Second Closing and the Third Closing, (ii) at any time prior to the Third Closing Date, each holder of a Note issued at the First Closing and the Second Closing at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes) and each Purchaser of a Note, if any, to be issued at the Third Closing, and

DB1/ 174560613.2174636811.6 61 (iii) at any time on or after the Third Closing Date, each holder of a Note at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes), (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate), the Make-Whole Amount, if any, or the Net Loss, Net Gain or Swap Breakage Amount, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (C) change the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 at the Second Closing or the Third Closing upon the satisfaction of the conditions to Closing that appear in Section 4 or (D) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. 17.2. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with such information as requested, in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes. (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by any Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Purchaser and each holder of Notes then outstanding even if such Purchaser or holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 or any Subsidiary Guaranty by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

DB1/ 174560613.2174636811.6 62 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes or any Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. 18. NOTICES. Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or nominee shall have specified to the Company in writing pursuant to this Section 18; (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18, or (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received.

DB1/ 174560613.2174636811.6 63 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from challenging the accuracy of any such reproduction. 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

DB1/ 174560613.2174636811.6 64 (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party in connection with the transaction described herein or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, any Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking. 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. 22. MISCELLANEOUS. 22.1. Successors and Assigns.

DB1/ 174560613.2174636811.6 65 All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, interest or Net Loss on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day. 22.3. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect from time to time (“GAAP”); provided that, if the Company notifies each holder of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (b) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (c) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital

DB1/ 174560613.2174636811.6 66 lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof. (b) All pro forma computations required to be made hereunder giving effect to any acquisition, disposition or issuance, incurrence or assumption of Debt, or other transaction shall in each case be calculated after giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder, to determine whether such acquisition, disposition or issuance, incurrence or assumption of Debt or other transaction is permitted to be consummated hereunder) immediately after giving effect to such acquisition, disposition or issuance, incurrence or assumption of Debt (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Reference Period most recently ended for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Debt and any related cost savings, operating expense reductions and synergies, all in accordance with (and, in the case of cost savings, operating expense reductions and synergies, to the extent permitted by) Article 11 of Regulation S-X under the Securities Act. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period for which such pro forma computation is being made (taking into account any Swap Agreement applicable to such Debt). 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. 22.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof. 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may

DB1/ 174560613.2174636811.6 67 consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

DB1/ 174560613.2174636811.6 68 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith. 22.9. Obligation to Make Payment in the Applicable Currency. Subject to Section 8.10, any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company or any Subsidiary,

DB1/ 174560613.2174636811.6 69 shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England. 22.10. Principal Amount and Percentage Determination. For purposes of calculating the principal amount of any Note of any Series held by any holder in connection with the determination of any required percentage of all Notes under this Agreement, the Notes or any Subsidiary Guaranty Agreement or in connection with any allocation of an optional prepayment pursuant to Section 8.2 and Section 8.5 or an offer to prepay pursuant to Section 8.4 or Section 8.8, the outstanding principal amount of (a) any Series A Note, Series D Note, Series I Note, Series L Note or Series M Note at the time of such determination shall be converted to Dollars at the Swiss Franc Conversion Rate, and (b) any Series B Note, Series C Note, Series E Note, Series F Note, Series G Note, Series H Note, Series J Note or Series K Note at the time of such determination shall be converted to Dollars at the Euro Conversion Rate, in each case, notwithstanding any currency exchange rate fluctuations. 22.11. Change of Currency. (a) Change of Swiss Franc Currency. If at any time there is a change in the currency of Switzerland such that the Swiss National Bank recognizes a new currency or more than one currency or currency unit as the lawful currency of Switzerland such that the Swiss Francs reference is no longer applicable (including, without limitation, any change to the Euro as the lawful currency of Switzerland), the references in, and obligations arising under, this Agreement expressed in Swiss Francs shall be translated into such currency or currency unit of Switzerland or, in the case of more than one new currency or currency unit, in the manner as agreed by the Required Holders and the Company. Any such translation shall be made at the official rate of exchange recognized for that purpose by the Swiss National Bank, rounded up or down as agreed by the Required Holders and the Company. (b) Change of Euro Currency. If at any time the Euro ceases to exist, the references in, and obligations arising under, this Agreement expressed in Euros shall be translated into a new currency or currency unit agreed upon by the Required Holders and

DB1/ 174560613.2174636811.6 70 the Company in the manner agreed by the Required Holders and the Company. Any such translation shall be made at the official rate of exchange recognized for that purpose by the Citibank, N.A., rounded up or down as agreed by the Required Holders and the Company. (c) Amendments to this Agreement. Where such a change in currency occurs, this Agreement shall be amended and shall take effect in the manner agreed by the Required Holders and the Company so as to reflect that change and make all necessary changes to the covenants contained in Section 9 and Section 10 and to such other provisions of this Agreement that refer to Swiss Francs or Euros, as applicable, as deemed reasonably necessary and, so far as practicable, to place the Company and the holders of the Notes in the substantially identical position each would have been in had no change in currency occurred. The Company and the holders of the Notes agree to use all reasonable efforts to execute and deliver all amendments to this Agreement which are necessary to effectuate this Section 22.11. * * * * * The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

DB1/ 174560613.2174636811.6 Schedule B-1 SCHEDULE B DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “2021 Financials” is as defined in the Second Amendment. “Acceptable Rating Agency” means (a) S&P, Moody’s, DBRS, Fitch or Kroll, or (b) any other credit rating agency (other than Egan-Jones Ratings Company and any successor thereto) that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider”(or other similar designation) by the NAIC. “Additional Provision” is defined in Section 9.10(b). “Affected Notes” is defined in Section 8.8(a). “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” is defined in Section 17.3. “Amendment No. 5 Effective Date” means September 30, 2026. “Anti-Corruption Laws” is defined in Section 5.16(d)(1). “Anti-Money Laundering Laws” is defined in Section 5.16(c). “Applicable Currency” means (a) with respect to the Series A Notes, Series D Notes, Series I Notes, Series L Notes and Series M Notes, Swiss Francs, and (b) with respect to Series B Notes, Series C Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series J Notes and Series K Notes, Euros. “Bank Credit Agreements” means (a) the RCF; (b) that certain Credit Agreement, dated as of August 26, 2013, by and among the Company, PNC Bank, National Association, as administrative agent, the lenders party thereto and the other financial institutions party thereto, as

DB1/ 174560613.2174636811.6 Schedule B-2 amended by that certain Amendment No. 1 dated as of November 30, 2015, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof; and (c) that certain Loan Agreement, dated as of September 22, 2014, by and among the Company, the lenders party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and the other financial institutions party thereto, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which, collectively, constitute the primary bank credit facilities of the Company and its Subsidiaries. “Below Investment Grade Rating Event” means the occurrence of any of the following events: (a) if the Company has obtained a Debt Rating from only one Acceptable Rating Agency and the most recent Debt Rating received from such Acceptable Rating Agency that is in full force and effect (not having been withdrawn) is below an Investment Grade Rating, (b) if the Company has obtained a Debt Rating from two Acceptable Rating Agencies and the then lower of the most recent Debt Ratings from such Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is below an Investment Grade Rating, (c) if the Company has obtained a Debt Rating from three or more Acceptable Rating Agencies and the then second lowest of the most recent Debt Ratings from such Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is below an Investment Grade Rating (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent as the lowest such Debt Rating, then one of such equal or equivalent Debt Ratings will be deemed to be the second lowest Rating for purposes of such determination) and (d) if the Company shall have failed to receive and deliver to the holders of the Notes a Debt Rating (including the applicable rating letter and rating report provided by such Acceptable Rating Agency) from at least one Acceptable Rating Agency at least annually (on or before the earlier of 5 Business Days following receipt of such rating letter from such Acceptable Rating Agency or the anniversary of the Third Amendment) or promptly upon any change in such Debt Rating. “BIG Calculation Period” is defined in Section 1.2(b). “BIG Fee” is defined in Section 1.2(b). “BIG Step-Up” is defined in Section 1.2(a). “Blocked Person” is defined in Section 5.16(a). “Business Day” means (a) other than as provided in clause (b) below, (i) with respect to Swiss Francs, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed (a “New York Business Day”), a day on which commercial banks in Zurich, Switzerland are required or authorized to be closed (a “Swiss Business Day”), or a day on which commercial banks in London, England are required or authorized to be closed (a “London Business Day”), or (ii) with respect to Euros, a day which is not a TARGET Settlement Day (as defined below), and (b) for purposes of Section 8.9, (i) if with respect to Notes denominated in Swiss Francs, a Swiss Business Day, and (ii) if with respect to Notes denominated in Euros, any date which is each of a New York Business Day, a

DB1/ 174560613.2174636811.6 Schedule B-3 London Business Day and a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for settlement of payments in Euros (a “TARGET Settlement Day”). “Capital Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded as a capitalized lease; provided that for all purposes hereunder, the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP. “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code. “Change of Control” means any of the following events or circumstances: (a) any Person or related Persons constituting a “group” for purposes of Section 13(d) of the Exchange Act shall have acquired “beneficial ownership” of 30% or more of the Voting Stock of the Company, or (b) during any period of up to 24 consecutive months commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company, (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company or (z) whose election or nomination was approved by a majority of the remaining members of the board of directors of the Company). “CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “Closings” means the First Closing, the Second Closing and/or the Third Closing, as the context requires. “Closing Date” means the First Closing Date, the Second Closing Date and/or the Third Closing Date, as the context requires. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. “Company” is defined in the introductory paragraph of this Agreement. “Confidential Information” is defined in Section 20. “Consignment Agreements” means, collectively, (a) that certain Consignment Agreement dated as of February 15, 2002 by and between Umicore AG & Co. KG and the Company, (b) that certain Consignment Agreement dated as of December 6, 2010 by and as amended February 8, 2013 between HSBC Bank USA, National Association and the

DB1/ 174560613.2174636811.6 Schedule B-4 Company, (c) that certain Consignment and Forward Contracts Agreement dated as of November 30, 2001, as amended October 19, 2006 by and between The Bank of Nova Scotia and the Company, (d) that certain Consignment Agreement dated as of January 30, 2002 by and between Commerzbank AG, Frankfurt and the Company, (e) that certain Consignment Agreement dated as of December 20, 2001 by and between JPMorgan Chase Bank and the Company, (f) that certain Consignment Agreement dated as of December 20, 2001 by and between Mitsui & Co., Precious Metals Inc. and the Company, and (g) that certain Consignment Agreement dated as of April 29, 2013 by and between The Toronto-Dominion Bank and the Company, in each case as each may be amended, restated, supplemented or otherwise modified from time to time. “Consolidated” means the consolidation of accounts in accordance with GAAP. “Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “DBRS” means DBRS, Inc., or any successor thereto. “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Swap Agreements, other than for purposes of the calculation of the Total Leverage Ratio and the Senior Leverage Ratio pursuant to Section 10.1(a) (as to which all such obligations shall be excluded from the calculation of Debt), (h) all debt of others referred to in clauses (a) through (g) above or clause (i) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase or lease property or services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including,

DB1/ 174560613.2174636811.6 Schedule B-5 without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (and if such Person has not assumed or become liable for such Debt of others, then the amount of Debt of such Person shall be the lesser of (A) the amount of such Debt of others and (B) the fair market value of such property, as determined by such Person in good faith); provided that, Debt of the Company and its Subsidiaries shall not include (i) Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Company and certain counterparties or (ii) unfunded pension obligations. “Debt Rating” means the long term unsecured and unsubordinated issuer debt rating of the Company, as determined from time to time by any Acceptable Rating Agency, and applicable to the Notes, as set forth in the rating letter and related rating report issued by such Acceptable Rating Agency from time to time and a copy of which has been delivered to the holders of the Notes. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means, with respect to the Notes of any Series, the rate of interest that is the greater of (a) 2% per annum above the rate of interest then in effect pursuant to clause (a) of the first paragraph of such Notes or (b) 2% over the rate or interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate. “Disclosure Documents” is defined in Section 5.3. “Dollars” or “$” means the lawful currency of the United States of America. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “EBITDA” means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) other non-cash charges (less unusual or non-recurring non-cash income or gains), (f) any extraordinary, non-recurring or unusual fees, expenses or other charges incurred in connection with any acquisition or merger consummated by the Company or a Subsidiary (including the issuance or repayment of Debt related to such acquisition or merger), and any corporate reorganization and integration activities which are related to such acquisition or merger, in each case determined in accordance with GAAP for such period and, (g) charges and expenses incurred during the fiscal quarters ending on or after March 31, 2025 and on or prior to December 31, 2026 in connection with the Company’s publicly announced efficiency initiatives, which includes, but is not limited to, costs and expenses in connection with discontinued operations, retention, severance and related employee benefits, systems establishment costs, excess pension charges, contract termination costs, costs to close and/or consolidate facilities and relocate employees, integration costs, other business optimization costs and costs associated with establishing new facilities or reserves deducted (and not added back), in an amount not to exceed, (i) for the fiscal quarter ending March 31, 2025, $25,000,000, (ii) for the fiscal quarter ending June 30, 2025, $5,000,000, (iii) for the fiscal quarter ending September 30, 2025,

DB1/ 174560613.2174636811.6 Schedule B-6 $17,000,000, and (iv) for the fiscal quarters ending December 31, 2025 through and including the December 31, 2026, $75,000,000 in the aggregate for all such fiscal quarters and (h) cash charges or expenses incurred during the fiscal quarters ending September 30, 2026 and December 31, 2026 in connection with the Specified Addback Matter and deducted (not added back) in determining net income (or net loss), in an amount not to exceed $100,000,000 in the aggregate. For the purposes of calculating EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Euro” or “€” means the unit of single currency of the Participating Member States. “Euro Conversion Rate” means, with respect to the conversion of Euros into Dollars, the conversion rate of €0.92 to $1.00 (being the rate published in the London edition of the Financial Times on December 9, 2015). For such purpose, $1.00 equals €0.92 and €1.00 equals $1.09. “Euro Notes” means the Series B Notes, the Series C Notes, the Series E Notes, the Series F Notes, the Series G Notes, the Series H Notes, the Series J Notes and the Series K Notes, all of which are denominated in Euros. “Event of Default” is defined in Section 11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

DB1/ 174560613.2174636811.6 Schedule B-7 “Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in good faith by the Company. “First Amendment” means that certain Note Purchase Agreement Amendment and Consent dated as of August 26, 2022 by and between the Company and the holders of the Notes party thereto, as amended from time to time. “First Closing” is defined in Section 3.1. “First Closing Date” is defined in Section 3.1. “Fitch” means Fitch Ratings Inc., or any successor thereto. “Foreign Subsidiary” means any Subsidiary (a) that is a CFC, or (b) all or substantially all of the assets of which consist of equity interests in one or more CFCs as determined by the Company and certified to the holders of Notes from time to time. “Fourth Amendment” means that certain Note Purchase Agreement Amendment No. 4, dated as of December 24, 2025 by and among the Company and the holders of the Notes party thereto. “GAAP” is defined in Section 22.3. “German Notes” means those certain senior notes issued by Sirona Dental Services on the terms set forth in that certain Note Purchase and Guarantee Agreement, dated as of October 27, 2016, among the Company, Sirona Dental Services, and each of the holders of Notes (as defined therein), as amended or otherwise modified. “German Subsidiary Debt” is defined in Section 10.9(l). “Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

DB1/ 174560613.2174636811.6 Schedule B-8 “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances. “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1. “Hybrid Notes” means those certain Junior Subordinated Notes issued by the Company substantially on the terms set forth in Schedule C. “INHAM Exemption” is defined in Section 6.3(e). “Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note. “Interest Payment Date” is defined in Section 1.2(b). “Investment Grade Rating” means a Debt Rating from an Acceptable Rating Agency equal to or higher than (a) BBB- (or the equivalent) by S&P, Fitch, DBRS, Kroll (or any other Acceptable Rating Agency other than Moody’s), or (b) Baa3 by Moody’s. “ISDA Master Agreement” is defined in Section 8.10. “Kroll” means Kroll Bond Rating Agency, LLC, or any successor thereto. “Leverage Step-Up” is defined in Section 1.3(a). “Leverage Step-Up Calculation Period” is defined in Section 1.3(b). “Leverage Step-Up Fee” is defined in Section 1.3(b).

DB1/ 174560613.2174636811.6 Schedule B-9 “Leverage Step-Up Period” is defined in Section 1.3(b). “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. “Make-Whole Amount” is defined in Section 8.9. “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole. “Material Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Company or any Subsidiary of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other equity interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $200,000,000. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor that is a Material Subsidiary to perform its obligations under the Subsidiary Guaranty (if any) or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty (if any). “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property (other than transactions among the Company and its Subsidiaries) that yields gross proceeds to the Company or any of its Subsidiaries in excess of $200,000,000. “Material Subsidiary” means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (a) 5% of the Consolidated assets of the Company and its Subsidiaries, determined as of the end of the then most recently ended fiscal quarter of the Company or (b) 5% of Consolidated revenue of the Company and its Subsidiaries, determined for the then most recently ended period of four consecutive fiscal quarters of the Company. “Maturity Date” is defined in the first paragraph of each Note. “Memorandum” is defined in Section 5.3. “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

DB1/ 174560613.2174636811.6 Schedule B-10 “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners or any successor thereto. “NAIC Annual Statement” is defined in Section 6.3(a). “Net Gain” is defined in Section 8.10. “Net Loss” is defined in Section 8.10. “Net Worth” means the consolidated stockholder’s equity of the Company and its Subsidiaries, as defined according to GAAP. “New Swap Agreement” is defined in Section 8.9(b). “Non-Swapped Note” is defined in Section 8.9(a). “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code. “Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its Affiliates being in violation of or the target of any U.S. Economic Sanctions as a result of the Company or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person. “Notes” is defined in Section 1. “Note Rate” is defined in Section 1.2(a). “OFAC” is defined in Section 5.16(a). “OFAC Listed Person” is defined in Section 5.16(a). “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

DB1/ 174560613.2174636811.6 Schedule B-11 “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “Original Disclosure Documents” means this Agreement, the Memorandum, the financial statements listed in Schedule 5.5 as of the First Closing and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to November 23, 2015 in connection with the transactions contemplated hereby and identified in Schedule 5.3 as of the First Closing. “Original Swap Agreement” is defined in Section 8.9(b). “Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto. “Permitted Lien” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4 hereof; (b) Liens imposed by law, such as landlords’, banks’ (and rights of set-off), warehousemen’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws, laws related to unemployment insurance and other types of social security or similar legislation or Liens to secure public or statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations; (d) easements, rights of way, restrictions, encroachments, encumbrances and other defects or irregularities in title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) interest or title of a lessor, lessee, sublessor or sublessee under any lease or sublease permitted hereunder and any interest or title of a licensor, licensee, sublicensor or sublicensee under any license or sublicense permitted hereunder; (f) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder and Liens on trusts, cash or cash equivalents, or other funds in connection with defeasance, discharge or redemption of Debt, pending consummation of a strategic transaction or similar obligations; (g) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods; (i) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property; (j) Liens arising out of judgments, decrees, orders or awards that do not constitute an Event of

DB1/ 174560613.2174636811.6 Schedule B-12 Default under Section 11; and (k) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Principal Credit Facility” means (a) each Bank Credit Agreement, as the same may be amended, restated or otherwise modified from time to time, or such other principal credit facility or facilities of the Company as may from time to time refinance or replace any such facility and (b) any committed or funded debt facility of the Company with an aggregate facility size of at least $100,000,000 (or the equivalent thereof in the relevant currency), as of any date of determination. “Pro Forma Basis” means on a basis in accordance with Section 22.3(b). “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “Proposed Prepayment Date” is defined in Section 8.3(c). “PTE” is defined in Section 6.3(a). “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial holder (though a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such note for the purposes of this Agreement upon such transfer. “Q-1 2022 Quarterly Financials” is as defined in the Second Amendment. “Q-2 2022 Quarterly Financials” is as defined in the Second Amendment. “QPAM Exemption” is defined in Section 6.3(d). “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

DB1/ 174560613.2174636811.6 Schedule B-13 “Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Debt in accordance with Section 10.4(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt of the Company and its Subsidiaries. “RCF” means that certain Credit Agreement, dated as of July 23, 2014, by and among the Company, certain Subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and other financial institutions party thereto, as amended by that certain Amendment No. 1 dated as of July 1, 2015 and by that certain Amendment No. 2 dated as of November 30, 2015, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof. “RCF Consent” is as defined in the First Amendment. “Reference Period” has the meaning assigned to such term in the definition of “EBITDA”. “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Required Holders” means, at any time (a) prior to the Second Closing Date, each holder of Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes) and each Purchaser of a Note, if any, to be issued at the Second Closing and Third Closing, (b) prior to the Third Closing Date, each holder of Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes and Series H Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes) and each Purchaser of a Note, if any, to be issued at the Third Closing, and (c) on or after the Third Closing Date, the holders of not less than 50.1% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of equity interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar

DB1/ 174560613.2174636811.6 Schedule B-14 deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests, or on account of any return of capital to the Company’s shareholders (or the equivalent Persons thereof). “S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto. “Sanctions Prepayment Date” is defined in Section 8.8(a). “Sanctions Prepayment Offer” is defined in Section 8.8(a). “Sanctions Prepayment Response Date” is defined in Section 8.8(a). “SEC” means the Securities and Exchange Commission of the United States, or any successor thereto. “Second Amendment” means that certain Note Purchase Agreement Amendment No. 2 and Consent dated as of November 5, 2022 by and between the Company and the holders of the Notes party thereto. “Second Closing” is defined in Section 3.2. “Second Closing Date” is defined in Section 3.2. “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “Senior Debt” means, as of the date of any determination thereof, all Debt, other than Subordinated Debt. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company. “Senior Leverage Ratio” is defined in Section 10.1(a)(ii). “Series” means any series of Notes issued pursuant to this Agreement. “Series A Notes” means the Notes designated as “Series A” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time.

DB1/ 174560613.2174636811.6 Schedule B-15 “Series B Notes” means the Notes designated as “Series B” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series C Notes” means the Notes designated as “Series C” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series D Notes” means the Notes designated as “Series D” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series E Notes” means the Notes designated as “Series E” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series F Notes” means the Notes designated as “Series F” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series G Notes” means the Notes designated as “Series G” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series H Notes” means the Notes designated as “Series H” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series I Notes” means the Notes designated as “Series I” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series J Note” means the Notes designated as “Series J” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series K Note” means the Notes designated as “Series K” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Series L Note” means the Notes designated as “Series L” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time.

DB1/ 174560613.2174636811.6 Schedule B-16 “Series M Note” means the Notes designated as “Series M” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement, as amended, restated or otherwise modified from time to time. “Sirona Dental Services” means Sirona Dental Services GmbH, a company with limited liability organized in the Federal Republic of Germany. “Source” is defined in Section 6.3. “Specified Addback Matter” means “Specified Addback Matter” as defined in that certain letter agreement, dated as of September 30, 2026, delivered by Dentsply Sirona Inc. to JPMorgan Chase Bank, N.A., a copy of which was delivered concurrently to the holders of the Notes. “Specified Matters” means “Specified Matters” as defined in that certain letter agreement, dated as of September 30, 2026, delivered by Dentsply Sirona Inc. to JPMorgan Chase Bank, N.A., a copy of which was delivered concurrently to the holders of the Notes. “Specified Period” means the period commencing on the Amendment No. 5 Effective Date and ending on the date on which the Company delivers to the holders of Notes the certificate of a Senior Financial Officer required pursuant to Section 7.2 in connection with the financial statements required to be delivered pursuant to Section 7.1(b) for the fiscal year ending December 31, 2026, which certificate demonstrates that the Company is in compliance with the requirements of Section 10.1 through Section 10.6 and Section 10.9 through Section 10.11, inclusive, as of or for the period ending December 31, 2026, as applicable. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of U.S. Economic Sanctions. “Step-Up Period” is defined in Section 1.2(a). “Subordinated Debt” means all unsecured Debt of any Person which (a) shall contain or have applicable thereto subordination provisions reasonably acceptable to the Required Holders (with those applicable to the Hybrid Notes being deemed reasonably acceptable) providing for the payment subordination thereof to, and (b) shall not mature and not be mandatorily redeemable or subject to any mandatory repurchase requirement prior to the date which is six months following the maturity of, other Debt of such Person (such other Debt including, without limitation (x) for purposes of the Company, the obligations of the Company under this Agreement, the U.S. Notes, and each Principal Credit Facility and (y) for purposes of Sirona Dental Services, the obligations of Sirona Dental Services under the German Notes. “Subsidiary” means, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued

DB1/ 174560613.2174636811.6 Schedule B-17 and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Subsidiary Guarantor” means each Subsidiary that is party to the Subsidiary Guaranty. “Subsidiary Guaranty” means a subsidiary guaranty agreement executed and delivered in connection with Section 9.8(a) of the Agreement. “Substitute Purchaser” is defined in Section 21. “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. “Swap Breakage Amount” is defined in Section 8.10. “Swap Note Agreement” is defined in Section 8.9(b). “Swapped Note” is defined in Section 8.9(b). “Swapped Note Called Notional Amount” is defined in Section 8.9(b). “Swapped Note Called Principal” is defined in Section 8.9(b). “Swapped Note Notional Amount” means, with respect to any Swapped Note, an amount equal to the payment in Dollars that would be due to the holder of such Swapped Note under the terms of the Swap Note Agreement to which such holder is a party, attributable to and in exchange for the aggregate principal amount of such Swapped Note assuming that such principal amount is paid on the first day of the applicable BIG Calculation Period. “Swapped Note Prepayment Date” is defined in Section 1.2(b).

DB1/ 174560613.2174636811.6 Schedule B-18 “Swapped Note Settlement Date” is defined in Section 8.9(b). “Swiss Franc” or “CHF” means the lawful currency for the time being of Switzerland. “Swiss Franc Conversion Rate” means, with respect to the conversion of Swiss Francs into Dollars, the conversion rate of CHF1.00 to $1.00 (being the rate published in the London edition of the Financial Times on December 9, 2015). For such purpose, $1.00 equals CHF1.00 and CHF1.00 equals $1.00. “Swiss Franc Notes” means the Series A Notes, the Series D Notes, the Series I Notes, the Series L Notes and the Series M Notes, all of which are denominated in Swiss Francs. “Third Amendment” means that certain Note Purchase Agreement Amendment No. 3, dated as of June 3, 2025 by and among the Company and the holders of the Notes party thereto. “Third Closing” is defined in Section 3.3. “Third Closing Date” is defined in Section 3.3. “Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries. “Total Leverage Ratio” is defined in Section 10.1(a)(i). “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions” is defined in Section 5.16(a). “Voting Stock” means, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).